Exhibit 3.6

[State of Utah Department of Commerce
Division of Corporations and Commercial Code -
Hereby certify that the foregoing has been
filed and approved on the 27th day of Sept.,
1991 in the office of this Division and
hereby issue this Certificate thereof.
Examiner /s/ JE. Date 10/1/91 Utah Seal.
/s/ Peter Van Alstyne, Divion Director]

                               STATE OF UTAH
                         ARTICLES OF AMENDMENT
                                  TO THE
                         ARTICLES OF INCORPORATION
                     QUAZON INTERNATIONAL CORPORATION

      Pursuant to the provisions of Section 16-10-57 of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Quazon International Corporation.

SECOND: The document attached hereto as Exhibit A sets forth the amendment to the Articles of Incorporation of the corporation.

THIRD: The amendment was adopted by the shareholders of the corporation on August 15, 1991.

FOURTH: The number os shares of the corporation outstanding at the time of such adoption was 10,149,939; and the number of shares entitled to vote thereon was 10,149,939. None of such shares were entitled to vote thereon as a class or series.

FIFTH: 10,117,200 shares were voted for such amendment; no shares were voted against such amendment.

SIXTH: The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

SEVENTH:   The amendment does not affect the amount of stated capital of the corporation.

DATED: September 12, 1991

QUAZON INTERNATIONAL CORPORATION
a Utah Corporation

By: /s/ Jay A.Tompkins, Jr.
    -----------------------
     Jay A. Tompkins, Jr.
     President

By: /s/ Lynda C. Plemons
    --------------------
    Lynda C. Plemons
    Secretary



STATE OF OKLA.    )
                  )ss.
County of Okla.   )

     Jay A. Tompkins, Jr., being first duly sworn, upon oath, deposes and says: that he holds the office of President of Quazon International Corporation; that he has read the foregoing Articles of Amendment to the Articles of Incorporation and knows the contents thereof; and that the matters set forth are true of his own knowledge, except those matters stated upon information and belief, and as to those he believes the same to be true.
     SUBSCRIBED and sworn to before me this 17th day of September, 1991.

/a/ Isabel Lokatosh
-------------------
NOTARY PUBLIC

My commission expires: 8/31/94

                                 Exhibit A

                             AMENDMENT TO THE
                         ARTICLES OF INCORPORATION
                                    OF
                     QUAZON INTERNATIONAL CORPORATION

     ARTICLE I of the Articles of Incorporation of the corporation is amended in its entirety to read as follows:

                                 ARTICLE I
                               ------------

    Name. The name of the corporation (hereinafter called Corporation ) is Tompkins Environmental Corporation.